AMENDMENT NO. 2
                                 TO
               VASTAR RESOURCES, INC. SAVINGS PLAN II
                     __________________________


     Pursuant to resolutions adopted by Board of Directors on May 15, 1996, the Vastar Resources, Inc. Savings Plan II (the "Plan") is hereby amended effective as of August 5, 1996:

1.   Paragraph 1.17(a) of the Plan is amended to read as follows:

          "(a) All corporations which are members of a controlled group of corporations within the meaning of 1563(a) of the Code [determined without regard to 1563(a)(4) and 1563(e)(3)(C) of said Code] and of which Vastar Resources, Inc. is then a member. For purposes of Paragraphs 1.6 and
          1.11 and Subparagraphs 11.8(a), (b), (c) and (d), Subsidiary or Affiliate shall include Lyondell Petrochemical Company and its Subsidiaries or Affiliates; and"

2.    Paragraph 2.1 of the Plan is amended to read as follows:

     "2.1 Membership

                An  Employee who is paid on the United States  dollar
          payroll  of  the  Company  may  become  a  Member  on   the
          Employee's date of employment.

3.   Subparagraph 3.2(a) of the Plan is amended to read as follows:

          "(a) To the extent that a Member has directed pursuant to Paragraph 6.2 that Member contributions be invested in an option other than Vastar Resources, Inc. Common Stock, such contributions shall be paid to the Trustee in cash."

4.   Paragraph 4.1 of the Plan is amended to read as follows:

          "4.1 Company Contribution

                 Effective August 5, 1996, Company contributions ceased. Prior to such date, the Company contributed 200 percent of the Member's contribution which did not exceed one percent of the Member's Base Pay."

5.   Subparagraph 4.5(a) of the Plan is amended to read as follows:

          "(a) If the Administrator determines, in its discretion, that the allocation of contributions to Members' Accounts for a Plan Year does not meet a requirement of Paragraph 4.3, the Administrator may reduce the allocation of such contributions to the Accounts of certain Members who are Highly Compensated Employees to the extent necessary to meet that requirement. The reduction will be accomplished by reducing allocations to the Accounts of Members who are Highly Compensated Employees in order of their Actual Contribution Percents, beginning with the Member having the highest percent until a requirement of Paragraph 4.3 is met. The reduced amounts, adjusted by gain or loss allocable thereto for the Plan Year, will be returned to affected Members by the end of the following Plan Year."

6.   Section 6 of the Plan is amended to read as follows:

                             "SECTION 6
                   INVESTMENT OF MEMBERS' ACCOUNTS

     6.1  Members' Accounts

                The Administrator shall establish and maintain an Account in the name of each Member. Separate records shall be maintained with respect to the portion of a Member's Account attributable to Member contributions under Section 3 and earnings thereon, and the portion of a Member's Account attributable to Company contributions under Section 4 and earnings thereon.

     6.2  Investment of Member Contributions

          Upon receipt of a Member's contributions, the Trustee shall invest such amounts among the following investment alternatives, in the proportion indicated by the Member in his or her investment directions provided to the
          Administrator:

               (a) To the extent authorized by the Administrator, in Vastar Resources, Inc. Common Stock held under the ESOP Part of the Plan;

               (b) In Vastar Resources, Inc. Common Stock held under the non-ESOP Part of the Plan;

               (c) In the Money Market Fund, consisting of specified types of fixed income investments such as deposits in interest-bearing bank accounts, certificates of deposit, corporate or governmental obligations maturing in not more than five years, financial futures contracts, deposits under a deposit administration or similar contract issued by an insurance company or in a commingled or common investment account or fund established and maintained by an investment advisor or a bank (which bank may be the Trustee) and the assets of which are invested primarily in debt obligations, or in any combination thereof as Vastar Resources, Inc. or a delegate thereof may determine;

               (d) In the Equity Fund, consisting of specified equity investments such as common or capital stock of issuers (other than the Company, Subsidiaries or Affiliates, or Lyondell Petrochemical Company or any of its Subsidiaries or Affiliates), bonds, debentures or preferred stocks convertible into common or capital stock of such issuers, financial futures contracts, interests in any commingled or common equity fund established and maintained by an investment advisor or a bank (which bank may be the Trustee), interests in any mutual fund or other similar types of equity investments and cash equivalent short-term investments maturing in less than one year, or in any combination thereof as Vastar Resources, Inc. or a delegate thereof may determine;

               (e) In the Bond Fund, consisting of specified types of fixed income investments, such as public obligations of the United States or foreign governments or their agencies, securitized financing or corporate bonds of issuers (other than the Company, Subsidiaries or Affiliates, or Lyondell Petrochemical Company or any of its Subsidiaries or Affiliates), debentures, financial futures contracts, interests in any commingled or common fixed income fund established and maintained by an investment advisor or bank (which bank may be the Trustee), interests in any mutual fund or other similar types of fixed income investments and cash equivalent short-term investments, or in any combination thereof as Vastar Resources, Inc. or a delegate thereof may determine;

               (f) In the International Equity Fund consisting of specified investments in global issuers such as common or capital stock (other than common or capital stock of the Company, Subsidiaries or Affiliates, or Lyondell Petrochemical Company or any of its Subsidiaries or Affiliates), preferred stocks, securities convertible into common or capital stock of such issuers, financial futures contracts, currency futures or options, forward currency contracts, interests in any commingled or common equity fund established and maintained by an investment advisor or a bank (which bank may be the Trustee), interests in any mutual fund or other similar types of equity investments and cash equivalent investments, or similar investments or in any combination thereof as Vastar Resources, Inc. or a delegate thereof may determine; or

               (g) In the Balanced Fund consisting of units of the Equity Fund, the International Equity Fund and the Bond Fund. The weighing of the Balanced Fund shall be approximately 45 percent Equity Fund, 15 percent International Equity Fund and 40 percent Bond Fund.

     A Member's directions as to the initial investment of his or her contributions shall be provided in such manner as is prescribed by the Administrator. Such directions shall remain in effect until new directions are provided to the Administrator by the Member. A Member may change the direction as to the initial investment of his or her contributions at any time by providing notice in such manner as may be prescribed by the Administrator. Any change of investment directions shall be effective with respect to contributions paid to the Trustee for pay periods beginning after the notice is received by the Administrator.

6.3       Investment of Company Contributions

     All contributions by the Company pursuant to Paragraph 4.1, and any amounts of interest attributable to the proceeds of an Acquisition Loan allocated to Members' Accounts pursuant to Paragraph 5.2 after the Acquisition Loan has been repaid in full, shall at all times be invested in Vastar Resources, Inc. Common Stock under the ESOP Part of the Plan. Contributions under Paragraph 4.1 made in cash were applied to purchase shares of Vastar Resources, Inc. Common Stock or to make payments on an Acquisition Loan within a reasonable time after being paid to the Trustee or after being allocated to Members' Accounts.

6.4       Funds Invested in the Money Market Fund

          (a)  There shall be invested in the Money Market Fund:

                     (i) Amounts which a Member elects to have so invested under Subparagraph 6.2(c); and

                    (ii)   On  an  interim  basis,  amounts   being
               accumulated in a Member's Account for investment under Subparagraphs 6.2(a), (b), (d), (e), (f) and (g).

          (b) Subject to the requirement of Subparagraph 6.5(c), a Member may direct, once during each 15-calendar-day period, that funds invested in the Money Market Fund under
          Subparagraph  6.2(c)  be  invested  in  any  of  the  other permitted alternatives; provided, that (i) only one direction whether made solely under this subparagraph, or in combination with a direction under Paragraph 6.5, may be made during a 15-calendar-day period and (ii) a direction under this subparagraph may not be made earlier than seven days following (A) the date of receipt by the Administrator of a Member's application to make a withdrawal under Paragraph 7.1, (B) the date a loan application is made under Section 12, or (C) the date a loan repayment is made under Subparagraph 12.8(c)(i).

          (c) Interest shall be allocated on a monthly basis to funds held for a Member in the Money Market Fund as of the last day of a calendar month. However, such allocation shall not be made with respect to funds resulting from a conversion to cash of Vastar Resources, Inc. Common Stock, Equity Fund, Bond Fund, International Equity Fund or Balanced Fund units which occurred in the calendar month in which allocation of interest is made.

6.5  Sale  and Reinvestment of Common Stock, Equity Fund Units,  Bond
     Fund  Units,  International Equity Fund Units or  Balanced  Fund
     Units

          (a) A Member may direct that shares of Vastar Resources, Inc. Common Stock, other than shares purchased with Company contributions, units of the Equity Fund, Bond Fund, International Equity Fund and/or Balanced Fund held in the Member's Account be converted to cash and the proceeds thereof, less any applicable expenses of sale, be invested in a different option described in Paragraph 6.2; provided, that (i) only one direction, whether made solely under this subparagraph, or in combination with a direction under Paragraph 6.4, may be made during a 15-calendar-day period;
          (ii) a direction under this subparagraph may not be made earlier than seven calendar days following (A) the date of receipt by the Administrator of a Member's application to make a withdrawal under Paragraph 7.1, (B) the date a loan application is made under Section 12, or (C) the date a loan repayment is made under Subparagraph 12.8(c)(i) and (iii) a Member who has attained age 55 as of the date of the direction to convert may, subject to the restrictions described in this paragraph, direct that shares of Common Stock (including Common Stock of a Subsidiary or Affiliate or Lyondell Petrochemical Company attributable to contributions of such companies) held in the Member's Account which are attributable to Company contributions be sold and the proceeds reinvested in one or more of the other options described in Paragraph 6.2.

          (b) The conversion of shares of Vastar Resources, Inc. Common Stock to shares of such stock held in the ESOP Part of the Plan described in Subparagraph 6.2(a), and the conversion of shares of Vastar Resources, Inc. Common Stock held in the ESOP Part of the Plan to the shares held under Subparagraph 6.2(b) of the Plan, shall be accomplished by a recharacterization of the shares, pursuant to procedures established by the Administrator; provided, that only one direction, whether made solely under this subparagraph or in combination with a direction under Paragraph 6.4, may be made during a 15-calendar-day period.

          (c) Proceeds of the conversion of shares of Vastar Resources, Inc. Common Stock to cash may not be reinvested in Vastar Resources, Inc. Common Stock until 15 calendar days after the date of such conversion. Proceeds of the conversion of units of the Equity Fund, Bond Fund, International Equity Fund or Balanced Fund to cash may not be reinvested in the Equity Fund, Bond Fund, International Equity Fund or Balanced Fund, as the case may be, until 15 calendar days after the date of such conversion.

6.6  Directives

     All   elections   and  directions  by  Members  concerning   the
     investment of their Accounts shall be made in the manner prescribed by the Administrator, shall be irrevocable and shall become effective upon receipt by the Administrator.

6.7  Purchases and Sales of Vastar Resources, Inc. Common Stock

     Effective December 1, 1995, purchases and sales of Common Stock of Vastar Resources, Inc. shall be handled in accordance with the following rules and such additional procedures, consistent with such rules, which the Administrator may establish from time to time:

          (a) Purchases and sales of Common Stock of Vastar Resources, Inc. pursuant to a Member's directive under Paragraph 6.4 or 6.5, or to accommodate a distribution or withdrawal pursuant to Section 7 or 8, shall be made in the open-market as follows:

                      (i) Each Wednesday and Friday the Administrator shall execute an open-market transaction, at a time determined at the discretion of the Administrator, covering all participant directives received by the Administrator by such time as determined by the Administrator, and communicated to Members, on the preceding Company business day, except that if a Wednesday or Friday is a Company holiday or a day on which trading on the New York Stock Exchange is closed, the transaction will occur on the next day (a Wednesday or Friday) on which the Plan executes a transaction in the open- market.

                     (ii)   If   an   unforeseeable   administrative
               difficulty prevents the execution of the open-market transaction otherwise scheduled for a Wednesday or Friday, such transaction will be executed on the first business day thereafter which does not fall within one of the two exceptions in Subparagraph 6.7(a)(i).

                    (iii)   The  Administrator  may,   in   its
               discretion, match the purchase and sale orders scheduled for an open-market transaction and transact the net purchase or sale, whichever the case may be. The Administrator may also agree with the Administrator of one or more other individual account plans (as described in 3(34) of ERISA, and which is maintained by the Company or its Subsidiaries or Affiliates, and provides for the same purchases and sales pursuant to participant directives described in Paragraphs 6.4 and 6.5) to combine and match orders from all of the plans and execute a "net" transaction, as described above. The price per share allocated to each purchase or sale order shall be the price transacted for the "net" shares on the open-market transaction date otherwise scheduled for the orders under Subparagraph 6.7(a)(i). The price transacted for a "net" transaction shall be the price obtained on the open-market in the case of a single transaction, and the weighted average of the prices obtained on the open-market in the case of multiple transactions.

                     (iv) Brokerage commissions, transfer fees and other expenses actually incurred in any such sale or purchase shall be equitably allocated and added to the cost or subtracted from the proceeds of all purchases or sales, as the case may be, effected on a pricing day, whether pursuant to the netting process described in Subparagraph 6.7(a)(iii), or pursuant to actual separate transactions per Member order.

          (b) Purchases of Common Stock of Vastar Resources, Inc. with Member's Elective Deferrals or Company contributions under Sections 3 and 4:

                     (i) Purchases shall normally be made either in the open-market or from Vastar Resources, Inc., at prices to the Plan not in excess of the fair market value of such Vastar Resources, Inc. Common Stock on the date of purchase thereof, as determined by the Trustee.

                    (ii) Allocations to Members' Accounts will be made in full and fractional shares.

                   (iii)  The Trustee may limit the daily volume
               of purchases to the extent it believes such action to be in the best interests of the Members. When Vastar Resources, Inc. Common Stock is purchased, the cost charged to the Accounts of Members affected by such purchase shall be determined on an equitable basis in accordance with rules to be adopted by the Administrator and incorporating the following principles:

                               (A)  The cost charged to each affected
                    Member's Account shall be based on the average cost per share of all Vastar Resources, Inc. Common Stock purchased during whatever period may be established by the Administrator.

                               (B)   Brokerage commissions,  transfer
                    fees and other expenses actually incurred in any such purchase shall be added to the cost of any such purchase.

          (c) A Member may direct the Administrator to use any available cash or funds held for the Member under Subparagraph 6.2(c) to exercise any options, rights or warrants issued with respect to Vastar Resources, Inc. Common Stock in the Member's Account. In the absence of such direction, or if there are no available funds, any such option, right or warrant having a market value shall be sold for the Member's Account.

6.8  Voting of Vastar Resources, Inc. Common Stock

          (a)    The  Trustee  shall  vote  whole  shares  of  Vastar
          Resources, Inc. Common Stock credited to each Member's Account in accordance with such Members' written instructions. Fractional shares of Vastar Resources, Inc. Common Stock shall be aggregated into whole shares of stock and voted by the Trustee, to the nearest whole vote, in the same proportion as shares are to be voted by the Trustee pursuant to Members' written instructions. In the absence of voting instructions by one or more Members, the Trustee shall vote uninstructed shares, to the nearest whole vote, in the same proportion as shares are to be voted by the
          Trustee pursuant to Members' written instructions. The Trustee shall vote unallocated shares, to the nearest whole vote, in the same proportion as allocated shares are to be voted by the Trustee pursuant to Members' written instructions.

          (b) The Trustee shall exercise rights other than voting rights attributable to whole shares of Vastar Resources, Inc. Common Stock credited to each Member's Account in accordance with such Members' written instructions. Rights attributable to fractional shares of Vastar Resources, Inc. Common Stock (which for this purpose shall be aggregated into whole shares of stock) shall be exercised by the
          Trustee in the same proportion as rights which are exercised by the Trustee pursuant to Members' written instructions. In the absence of instructions by one or more Members, the Trustee shall exercise uninstructed rights in the same proportion as rights which are to be exercised by the Trustee pursuant to Members' written instructions. The Trustee shall exercise rights attributable to unallocated shares in the same proportion as rights attributable to allocated shares which are to be exercised by the Trustee pursuant to Members' written instructions.

          (c) The Trustee shall notify the Members of each occasion for the exercise of voting rights and rights other than voting rights within a reasonable time before such rights are to be exercised. This notification shall include all the information that the Company distributes to shareholders regarding the exercise of such rights.

6.9  Title of Investments

     All investments will be held in the name of the Trustee or its nominees.

6.10 Allocation of Trust Earnings and Valuation of Trust Investments

          (a) To the extent authorized by the Administrator, any cash dividends declared on Vastar Resources, Inc. Common Stock held in a Member's Account under the ESOP Part of the Plan as of the record date for the dividend shall be paid in cash to the Member (or, in the event of death, to the Member's beneficiary) on, or as soon as possible following, the payment date for the dividend.

          (b) Any cash dividends declared on Vastar Resources, Inc. Common Stock held in a loan suspense account as of the record date for the dividend shall be used to make payments on the Acquisition Loan used to acquire the shares of stock held in such account.

          (c) Except as provided in Subparagraphs 6.10(a) and (b), all dividends or other distributions attributable to shares of Vastar Resources, Inc. Common Stock shall be allocated to the Account of the Member whose Account is credited with such shares.

          (d) On the last day of each month, all income attributable to the Money Market Fund shall be allocated to the Member's Account in the ratio that each Member's Money Market Fund
          Account balance bears to such account balance of all such Members. For the purpose of determining such allocation, the Money Market Fund shall be valued at fair market value.

6.11 Purchase   and  Redemption  of  the  Equity  Fund,  Bond   Fund,
     International Equity Fund and Balanced Fund Units

     Effective December 1, 1995, purchase and redemption of the Equity Fund, Bond Fund, International Equity Fund and Balanced Fund units shall be handled in accordance with the following rules and such additional procedures, consistent with such rules, as the Administrator may establish from time to time:

          (a) Units of the Equity Fund, Bond Fund, International Equity Fund and Balanced Fund shall be purchased or redeemed, pursuant to Member directions under Paragraph 6.5, on each Wednesday and Friday, covering all Member directives received by the Administrator by such time as determined by the Administrator, and communicated to Members, on the preceding Company business day, except that if a Wednesday or Friday is a Company holiday or a day on which trading on the New York Stock Exchange is closed, the purchase or redemption will be executed on the next day (a Wednesday or Friday) on which the Plan executes a transaction under this Subparagraph 6.11(a).

          (b) If an unforeseeable administrative difficulty prevents the execution of a transaction under Subparagraph 6.11(a), otherwise scheduled on a Wednesday or Friday, such transaction will be executed on the first business day thereafter which does not fall within one of the two exceptions in Subparagraph 6.11(a).

          (c) The Administrator may, in its discretion, combine the purchase and redemption orders scheduled for a Wednesday or Friday and transact the net purchase or sale orders, whichever the case may be. The Administrator may also agree with the Administrator of one or more individual account plans [as described in 3(34) of ERISA, and which is maintained by the Company or its Subsidiaries or Affiliates, and provides for the same purchase and redemption procedure described in Subparagraph 6.11(a)], to combine orders from all of the plans and execute a "net" transaction.

          (d) When units of the Equity Fund, Bond Fund, International Equity Fund and Balanced Fund are purchased or redeemed, the cost or net proceeds charged or credited to the Accounts of Members affected by such purchase or redemption shall be determined on an equitable basis in accordance with rules to be adopted by the Administrator, which are consistent with the rules described in this section, and incorporate the following principles:

                     (i) The net proceeds of any such redemption of fund units in a Member's Account shall be credited to such Member's Account.

                     (ii) The cost of any such purchase of fund units
               for a Member's Account shall be charged to such Member's Account.

                    (iii) The net proceeds and cost of fund units
               shall be based on the net asset value of such units determined on the valuation date next following the date the purchase or redemption order is received by the Administrator. The valuation date shall be determined by the Administrator and shall occur on at least a weekly basis. The net asset value of fund units will be calculated by dividing the difference between the value of the fund assets and fund liabilities by the number of units outstanding with respect to each fund.

                     (iv) Brokerage commissions, transfer fees and other expenses actually incurred in any such purchase or redemption shall be added to the cost or subtracted from the gross proceeds, of any such purchase or redemption, respectively.

          (e) Income earned by the Equity Fund, Bond Fund and International Equity Fund shall automatically be reinvested in the Equity Fund, Bond Fund and International Equity Fund, as the case may be. Income, gains and losses shall be reflected in the net asset value of the units of the Equity Fund, Bond Fund and International Equity Fund.

     6.12 Voting of the Money Market Fund, Equity Fund, Bond Fund and International Equity Fund Investments

          The Trustee, in accordance with the Trust Agreement, shall exercise all voting and other rights associated with any investments held in the Money Market Fund, Equity Fund, Bond Fund and International Equity Fund.

     6.13 Investment Advisory Fees

          The investment advisory fees, if any, incurred for management of the Money Market Fund, Equity Fund, Bond Fund, International Equity Fund and Balanced Fund are charged to each respective fund.

     6.14 Member Protection

                No shares of Vastar Resources, Inc. Common Stock held by the ESOP Part of the Plan may be subject to a put, call or other option, or buy/sell or similar arrangement. The provisions of this Paragraph 6.14 shall continue to be applicable to the shares of Vastar Resources, Inc. Common Stock held by the ESOP Part of the Plan even if such part ceases to be an Employee Stock Ownership Plan under 4945(e)(7) of the Code.

          6.15 Confidentiality

                The Savings Plan Administrative Committee shall be responsible for ensuring the adequacy of procedures established by the Administrator to safeguard the confidentiality of information relating to the purchasing, holding and selling of Vastar Resources, Inc. Common Stock and any voting, tender or similar rights relating to such stock."

7.   Subparagraph 12.3(e) of the Plan is amended to read as follows:

          "(e) The value of Common Stock, the Equity Fund, the International Equity Fund, the Bond Fund and the Balanced Fund for purposes of Subparagraph 12.3(a), will be determined on the sale date, pursuant to Paragraph 6.7 or 6.11, immediately preceding the date the loan application is received by the Administrator."

8.        Paragraph 12.4 of the Plan is amended to read as follows:

     "12.4     Frequency

                     (a) A Member may have such number of loans outstanding at any time as shall be determined by the Administrator.

                     (b) A loan application may be submitted only once during any 15-day period and a loan application may not be submitted earlier than seven days following receipt by the Administrator of a Member's application to make a purchase or sale under Paragraph 6.5 or a partial withdrawal under Paragraph 7.1.

                     (c) A loan application may not be submitted earlier than 15 days following repayment of a previous loan under this Plan or any other Vastar Resources, Inc. Capital Accumulation or Savings Plans."

9.   Subparagraph 12.7(b) of the Plan is amended to read as follows:

          "(b) The value of Common Stock, the Equity Fund, the International Equity Fund, the Bond Fund and the Balanced Fund sold to provide the loan proceeds shall be determined on the sale date, pursuant to Paragraph 6.7 or 6.11, immediately following the date the loan application is received by the Administrator."

     Executed this 13th day of September, 1996.


ATTEST                                  VASTAR RESOURCES, INC.





BY:  /S/ Albert D. Hoppe                By:  /S/ Jeffrey M. Bender
     -----------------------                 ------------------------
     ALBERT D. HOPPE                         JEFFREY M. BENDER
     Secretary                               Vice President
                                             Human Resources